Exhibit 99.1

UNITED STATES OF AMERICA
Before the
SECURITIES AND EXCHANGE COMMISSION

SECURITIES ACT OF 1933
Release No. 9548 / February 12, 2014

SECURITIES EXCHANGE ACT OF 1934
Release No. 71546 / February 12, 2014

ACCOUNTING AND AUDITING ENFORCEMENT
Release No. 3535 / February 12, 2014

ADMINISTRATIVE PROCEEDING
File No. 3-15750

In the Matter of

Apple REIT Six, Inc.; Apple REIT Seven, Inc.; Apple
REIT Eight, Inc.; Apple   REIT Nine, Inc.; Apple Six Advisors, Inc.; Apple Seven Advisors, Inc.; Apple Eight Advisors, Inc.; Apple Nine Advisors, Inc.; Glade M. Knight; and Bryan F. Peery, CPA,

Respondents.

ORDER INSTITUTING CEASE-AND-DESIST PROCEEDINGS PURSUANT TO SECTION 8A OF THE SECURITIES ACT OF 1933 AND SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS, IMPOSING CIVIL PENALTIES AND A CEASE-AND-DESIST ORDER

I.

The Securities and Exchange Commission (“Commission”) deems it appropriate that cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 8A of the Securities Act of 1933 (“Securities Act”) and Section 21C of the Securities Exchange Act of 1934 (“Exchange Act”), against Apple REIT Six, Inc. (“AR6”), Apple REIT Seven, Inc. (“AR7”), Apple REIT Eight, Inc. (“AR8”), Apple REIT Nine, Inc. (“AR9”), Apple Six Advisors, Inc. (“A6A”), Apple Seven Advisors, Inc. (“A7A”), Apple Eight Advisors, Inc. (“A8A”), Apple Nine Advisors, Inc. (“A9A”), Glade M. Knight, and Bryan F. Peery (“Respondents”).

II.

In anticipation of the institution of these proceedings, each Respondent has submitted an Offer of Settlement (“Offers”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over them and the subject matter of these proceedings, which are admitted, Respondents consent to the entry of this Order Instituting Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934, Making Findings, Imposing Civil Penalties and a Cease-and-Desist Order (“Order”), as set forth below.

III.

On the basis of this Order and Respondents’ Offers, the Commission finds1 that:

SUMMARY

1. This matter involves disclosure and internal controls failures relating to valuation, related party transactions, and executive compensation by four non-traded real estate investment trusts (“REITs”) – AR6, AR7, AR8, AR9 (collectively the “Apple REITs”) – their respective advisers, their Chief Executive Officer (“CEO”) and Chairman of the Boards of Directors, Glade M. Knight (“Knight”), and their Chief Financial Officer (“CFO”), Bryan F. Peery (“Peery”).

2. AR6, AR7, and AR8 made material misrepresentations and omissions concerning the valuation of their units in their Form S-3 dividend reinvestment plan (“DRIP”) registration statements and in certain Forms 10-K. The Apple REITs each initially sold units in blind pool offerings at, according to public disclosures, an arbitrarily established offering price of $11.00 per unit. After the close of the initial offerings, each of the Apple REITs instituted a DRIP program wherein existing unitholders could reinvest their distributions in lieu of receiving cash. Internal Revenue Service (“IRS”) rules require that REITs sell their DRIP units at a reasonably accurate fair market value so that unitholders reinvesting dividends receive equivalent value to the cash dividend. In an effort to comply with the IRS framework, the Apple REITs, in language drafted by outside counsel, represented to unitholders in the DRIP registration statements that the DRIP unit price “[would] be based on the fair market value of [the REITs’] units as of the reinvestment date as determined in good faith by [their] board[s] of directors from time to time.” Although the Forms S-3 disclosed that “the per unit price for the plan will be determined at all times based on the most recent price at which an unrelated person has purchased our units,” the Forms S-3 failed to disclose that the $11.00 unit price was not based on an appraisal of the Apple REITs’ assets or other valuation methodology. The Forms S-3 also failed to disclose that, in contrast to an actively traded market, the price last paid for a DRIP share by an unrelated person in the context of a non-traded REIT did not reflect a meaningful estimate of the underlying or realizable value of the units. Relying in part on DRIP sales and redemptions at $11.00, the Apple REITs also represented in

1 The findings herein are made pursuant to Respondents’ Offers and are not binding on any other person or entity in this or any other proceeding.

Forms 10-K until 2011 that “[t]he per share estimated market value of common stock is deemed to be the offering price of the shares, which currently is $11.00 per share” without disclosing that $11.00 did not reflect a meaningful estimate of the underlying value of the units.

3. Additionally, AR6, AR7, and AR8 failed to devise and maintain sufficient disclosure controls and procedures to meaningfully evaluate whether changes in market conditions or other factors required changes to their valuation disclosures. Consequently, despite receiving internal and third-party analyses indicating a value below $11.00 per unit and despite significant decreases in operating performance, AR6, AR7, and AR8 collectively sold more than 25 million DRIP units following the 2008 global financial crisis while maintaining that the arbitrarily established initial offering price of $11.00 constituted the “fair market value” of their DRIP units in their Forms S-3 and the “estimated market value” of their units in their Forms 10-K.

4. The Apple REITs also failed to disclose numerous related party transactions involving short-term transfers between REITs to meet cash needs and commercial loans personally guaranteed by Knight between 2008 and 2011. As part of their business model, the Apple REITs historically have maintained little cash on hand, relying on cash flows from operations and, as necessary, credit facilities. However, rather than obtaining additional commercial credit or requesting funds from the third-party management companies contained in the operating bank accounts of hotels, Apple REIT management engaged in approximately 25 short-term cash transfers between the Apple REITs – which at all times were separate companies with separate boards of directors and separate unitholders. The short-term cash transfers typically were repaid within a few days, ranged in amounts from $25,000 to $20 million, and were used to, among other things, fund acquisitions, distributions and redemptions, and to cover clearing checks and debt. Further, Knight personally guaranteed several short-term commercial loans to the Apple REITs, some of which were used to fund shareholder redemptions. Neither the short-term transfers nor the fact of Knight’s personal guarantee was disclosed to unitholders.

5. The Apple REITs further failed to disclose significant compensation paid by the advisers and Knight to their executive officers between 2008 and 2010. Specifically, the Apple REIT advisers, which at all relevant times were private companies wholly owned by Knight, paid undisclosed supplemental compensation out of funds belonging to the advisers to certain executive officers for work they performed for the REITs. Knight also sold the economic benefits associated with Series B convertible shares issued to Knight to certain executive officers, including Peery, to supplement their compensation, which was not disclosed to unitholders. The undisclosed related party transactions and undisclosed supplemental compensation contradicted affirmative disclosures to unitholders – including representations that the independent directors would affirmatively approve transactions between the REITs and their affiliates – and demonstrated insufficient internal controls.

RESPONDENTS

6. Apple REIT Six, Inc. (“AR6”), at all times relevant herein, was a non-traded REIT organized under the laws of Virginia with a class of securities registered under Section 12(g) of the Exchange Act and was subject to the reporting requirements of Section 13(a) of the Exchange Act. AR6 owned 66 hotels operating in 18 states as of December 31, 2012. AR6 raised approximately $1 billion between January 2004 and March 2006, and had approximately 19,500 beneficial unitholders as of February 15, 2013. AR6 instituted a DRIP by filing a Form S-3 registration statement on February 10, 2006, which it amended and restated on May 14, 2009. As of December 31, 2012, AR6 had sold a total of approximately 18.4 million units representing $202.1 million in proceeds pursuant to these DRIP offerings. AR6 merged with an unrelated entity on May 14, 2013. In connection with the merger, each AR6 share was exchanged for $9.20 in cash and one share of redeemable preferred stock of the unrelated entity with an initial liquidation preference of $1.90.

7. Apple REIT Seven, Inc. (“AR7”), is a non-traded REIT organized under the laws of Virginia with a class of securities registered under Section 12(g) of the Exchange Act and is subject to the reporting requirements of Section 13(a) of the Exchange Act. AR7 owned 51 hotels operating in 18 states as of December 31, 2012. AR7 raised approximately $1 billion between May 2005 and July 2007, and had approximately 19,800 beneficial unitholders as of February 28, 2013. AR7 instituted a DRIP by filing a Form S-3 registration statement on July 17, 2007, which it amended and restated on January 13, 2012. As of December 31, 2012, AR7 had sold approximately 11.3 million units representing approximately $124.5 million in proceeds pursuant to these DRIP offerings.

8. Apple REIT Eight, Inc. (“AR8”), is a non-traded REIT organized under the laws of Virginia with a class of securities registered under Section 12(g) of the Exchange Act and is subject to the reporting requirements of Section 13(a) of the Exchange Act. AR8 owned 51 hotels operating in 19 states as of December 31, 2012. AR8 raised approximately $1 billion between January 2007 and April 2008, and had approximately 19,700 beneficial unitholders of February 28, 2013. AR8 instituted a DRIP by filing a Form S-3 registration statement on April 23, 2008; it filed a post-effective amendment thereto on February 19, 2013. As of December 31, 2012, AR8 had sold approximately 9.1 million units representing approximately $99.9 million in proceeds pursuant to these DRIP offerings.

9. Apple REIT Nine, Inc. (“AR9”), is a non-traded REIT organized under the laws of Virginia with a class of securities registered under Section 12(g) of the Exchange Act and is subject to the reporting requirements of Section 13(a) of the Exchange Act. AR9 owned 89 hotels operating in 27 states as of December 31, 2012. AR9 raised approximately $2 billion between November 2007 and December 2010, and had approximately 38,100 beneficial unitholders as of February 28, 2013. AR9 instituted a DRIP by filing a Form S-3 registration statement on December 10, 2010; it filed a post-effective amendment thereto on February 19, 2013.

10. Apple Six Advisors, Inc. (“A6A”), a Virginia corporation wholly owned by Glade M. Knight was the adviser to AR6 at all times relevant herein. The advisory agreement required A6A to provide, inter alia, day-to-day management services to AR6 and provides for an annual asset management fee ranging from 0.1 to 0.25% of the amount raised in the offering.

11. Apple Seven Advisors, Inc. (“A7A”), a Virginia corporation wholly owned by Glade M. Knight, is the adviser to AR7. The advisory agreement requires A7A to provide, inter alia, day-to-day management services to AR7 and provides for an annual asset management fee ranging from 0.1 to 0.25% of the amount raised in the offering.

12. Apple Eight Advisors, Inc. (“A8A”), a Virginia corporation wholly owned by Glade M. Knight, is the adviser to AR8. The advisory agreement requires A8A to provide, inter alia, day-to-day management services to AR8 and provides for an annual asset management fee ranging from 0.1 to 0.25% of the amount raised in the offering.

13. Apple Nine Advisors, Inc. (“A9A”), a Virginia corporation wholly owned by Glade M. Knight, is the adviser to AR9. The advisory agreement requires A9A to provide, inter alia, day-to-day management services to AR9 and provides for an annual asset management fee ranging from 0.1 to 0.25% of the amount raised in the offering.

14. Glade M. Knight (“Knight”), age 69, of Midlothian, Virginia, was the founder, Chairman of the Board and Chief Executive Officer of AR6, and is the founder, Chairman of the Board and Chief Executive Officer of AR7, AR8, and AR9. Knight reviewed and signed the relevant Forms S-3, 10-Q, and 10-K, which incorporate by reference, in part, the proxy statements. Knight also certified pursuant to Exchange Act Rule 13a-14 the relevant Forms 10-Q and 10-K.2

15. Bryan F. Peery (“Peery”), age 49, of Mechanicsville, Virginia, served as Executive Vice President and Chief Financial Officer (“CFO”) of AR6, and serves as the Executive Vice President and CFO of AR7, AR8, and AR9. Peery also was an officer of A6A, and is an officer of A7A, A8A, and A9A. Peery is a certified public accountant licensed in Virginia. Peery reviewed and signed the relevant Forms S-3, 10-Q, and 10-K, which incorporate by reference, in part, the proxy statements. Peery also certified pursuant to Exchange Act Rule 13a-14 the relevant Forms 10-Q and 10-K.

RELEVANT ENTITY

16. Apple Fund Management, LLC (“AFM”), a wholly owned subsidiary of AR6 during the relevant time period, was an entity utilized by the advisers, which have no employees, to provide the management services, including the executive officers, required by the advisory contracts to, inter alia, AR6, AR7, AR8, and AR9. Previously, AFM was a subsidiary of Apple Hospitality Five, Inc. (“AH5”). After AH5 merged with a third party in 2007, the board of directors transferred AFM to AR6.

FACTS

A.	Background

17. The Apple REITs are non-traded REITs that, during the relevant period, primarily owned full service, limited service, and extended stay hotels. As REITs, they are not subject to federal corporate income taxation as long as they meet certain requirements such as the distribution of at least 90% of their taxable income annually to unitholders in dividends. The Apple REITs have a class of securities registered under Section 12(g) of the Exchange Act and are subject to the

2 In 1976, the Commission settled an action, SEC v. Goodman Securities Corp., et al., CA 76-0007-R (E.D. Va. 1976), involving Knight and others for alleged disclosure violations in connection with a real estate limited partnership offering. See also In the Matter of Glade M. Knight, et al., Admin. Proc. File 35138, Release No. 13087 (Dec. 21, 1976).

reporting requirements of Section 13(a) of the Exchange Act, but their units are not publicly traded, and generally are considered illiquid. The Apple REITs represent to unitholders that, although there “can be no assurance that this event will occur,” they “expect that within approximately seven years from the initial closing” they will execute a liquidity event such as causing the common shares to be listed on a national securities exchange or merging with a REIT or similar investment vehicle.

18. Each of the Apple REITs is a separate reporting company with separate unitholders. However, by virtue of the advisers’ reliance on AFM, a wholly owned subsidiary of AR6, to provide employees and management services to the Apple REITs, the Apple REITs share common corporate management. Third-party management companies manage the day-to-day operations of the hotels under the supervision of the advisory companies.

19. The Apple REITs were sold through their exclusive selling agent, as best efforts, blind pool offerings at an offering price of $11.00 per share.3 The Form S-11 registration statements represented that the “per-unit offering prices have been established arbitrarily ... and may not reflect the true value of the [u]nits; therefore, investors may be paying more for a [u]nit than the [u]nit is actually worth.” Except for limited redemption programs, there is no public market for the Apple REITs.

20. Pursuant to redemption programs, unitholders of AR6, AR7, AR8, and AR9 who had held their shares for at least one year were permitted to request unit redemptions on a quarterly basis. Pursuant to SEC guidance concerning tender offers, no more than 5% of the weighted average number of units outstanding could be redeemed during any 12-month period. If shareholder requests exceeded the number of shares that were authorized to be redeemed during any quarter, the Apple REITs redeemed on a pro rata basis.

21. Following the close of their initial offerings, the Apple REITs each instituted a DRIP wherein they each sold DRIP units on a monthly basis during the relevant period.4 The Apple REITs primarily used the DRIP proceeds to redeem units under their limited unit redemption programs. Under the terms of the unit redemption programs, the number of units redeemed could not exceed the aggregate net proceeds received from DRIP sales and the additional share option program.

22. Between at least 2008 and 2012, the Apple REITs each paid between 7% and 8% in distributions (which generally included a component of return of capital), with the exception of AR8, which lowered its distribution to 5% in June of 2011. The Apple REITs generally have paid more in distributions than they generated in cash from operations. The Apple REITs disclosed in their Form S-11 registration statements that, although they generally seek to make distributions

3 Units are initially sold at $10.50 per share until the minimum offering is complete.
4 The Apple REITs’ DRIPs were continuous offerings during the relevant period. However, AR6 suspended its DRIP in November 2012 upon execution of its merger agreement with an unrelated third party according to public filings. AR7, AR8, and AR9 also suspended their DRIPs and redemptions on or about June 27, 2013 in connection with the evaluation of a potential consolidation transaction in which AR7, AR8 and AR9 would be combined according to a Form 8-K filed on June 27, 2013.

from operating revenues, they may pay distributions in part from financing proceeds or other sources, including offering proceeds.

B.	Misstatements and Omissions Concerning Valuation

23. During the relevant period, AR6, AR7, and AR8 made material misstatements and omissions concerning valuation in their Form S-3 DRIP registration statements and in certain of their Forms 10-K.5 Additionally, the Apple REITs did not have sufficient controls in place to meaningfully evaluate whether changes in market conditions or other factors required changes to their valuation disclosures in their Forms S-3 and Forms 10-K.

24. Item 5 of Form S-3 requires registrants to include a description pursuant to Item 505 of Regulation S-K of the “various factors considered in determining [the] offering price” where common equity is being registered for which there is no established public trading market. Item 5 of Form 10-K requires registrants to furnish pursuant to Item 201 of Regulation S-K certain high and low bid information if the principal United States market is not an exchange and to qualify such quotations with an appropriate explanation “[w]here there is an absence of an established public trading market.”

25. In a section titled, “How are unit prices determined?”, the Apple REITs’ initial Forms S-3 registration statements, as drafted by outside counsel, represented that:6

The price of units purchased under the plan directly from us by dividend reinvestments will be based on the fair market value of our units as of the reinvestment date as determined in good faith by our board of directors from time to time.

Our units are not publicly traded; consequently, there is no established public trading market for our units on which we could readily rely in determining fair market value. Nevertheless, the board has determined that, for purposes of this plan, at any given time the most recent price at which an unrelated person has purchased our units represents the fair market value of our units. Consequently, unless and until the board decides to use a different method for determining the fair market value of our units, the per unit price for the plan will be determined at all times based on the most recent price at which an unrelated person has purchased our units. Notwithstanding the foregoing, the board of directors may determine a different fair market value and price for our units for purposes of this plan if (1) in the good faith judgment of the board

5 Although AR9 made substantially similar representations in its DRIP plan filed on December 10, 2010, AR9 did not have the same type of operating history available and rarely was included in the internal and third-party strategic planning analyses that contradicted the disclosures at issue.
6 The Form S-3 filed by AR6 on February 10, 2006, used the term “distribution” rather than “dividend” in the first sentence of the disclosure, but it was changed to the above quoted language for AR6’s Form S-3 filed on May 14, 2009.

an amount of time has elapsed since our units have been purchased by unrelated persons such that the price paid by such persons would not be indicative of the fair market value of our units or (2) our board determines that there are other factors relevant to such fair market value.... (emphasis added)7

26. Outside counsel drafted the language at issue in part to comply with certain federal tax requirements prohibiting the deduction of preferential distributions by REITs, which, as disclosed in the Forms S-3, “could subject the REIT[s] to federal corporate income taxes which most likely would reduce the after-tax yield on any distributions to shareholders.” The Forms S-3 represented that “[t]o avoid this result under [the] plan, a reasonably accurate determination of the fair market value of units by [the REITs’] board[s] of directors is required.” (emphasis added.)

27. Although the Forms S-3 disclosed that “the per unit price for the plan will be determined at all times based on the most recent price at which an unrelated person has purchased our units,” the disclosures omitted to state that the “fair market value” of the units was not based on an appraisal of the Apple REITs’ assets or other valuation methodology. They also failed to disclose that, in contrast to an actively traded market, the price last paid for a DRIP share by an unrelated person in the context of a non-traded REIT did not reflect a meaningful estimate of the underlying or realizable value of the units.

28. In addition, following the 2008 global financial crisis until the fiscal year ended December 31, 2011, AR6, AR7, and AR8 represented in their Forms 10-K that “[t]he per share estimated market value of common stock is deemed to be the offering price of the shares, which currently is $11.00 per share.” (emphasis added) The Forms 10-K further represented that the disclosed estimated market value of $11.00 was “supported by the fact that the [REITs are] currently selling shares to the public at a price of $11.00 per share through ... Dividend Reinvestment Plan[s].”8 However, the Forms 10-K failed to disclose that $11.00 did not reflect a meaningful estimate of the underlying value of the units.

29. Consequently, AR6, AR7, and AR8 maintained the arbitrarily established initial offering price of $11.00 as the “fair market value” and the “estimated market value” of the units following the 2008 global financial crisis despite internal and third-party analyses suggesting that the per unit values of the Apple REITs were below $11.00 and despite declines in operating performance.

7 AR7 filed an amended and restated Form S-3 on January 13, 2012, which, among other things, disclosed that “the market value of [its] units and the unit price of units purchased from [it] under the plan will not be based on an appraisal or other valuation of [AR7], [its] net assets, or the units, and will not necessarily reflect [its] value, earnings, net worth or other measures of value, but rather will be deemed equal to the most recent price at which an unrelated person has purchased our units from [it].” AR7, AR8, and AR9 filed post-effective amendments to their Forms S-3 on February 19, 2013 incorporating substantially similar language.
8 The Apple REITs stopped using the term “estimated market value” in Item 5 in their Forms 10-K for the fiscal year ended December 31, 2011. Further, in their Forms 10-K for the fiscal year ended December 31, 2012, the Apple REITs disclosed that the $11.00 price (or $10.25 in the case of AR9 due to a special distribution of $0.75 to unitholders relating to an asset sale on April 27, 2012) “[was] not based on an appraisal or valuation of the Company or its assets.”

Internal and Third-Party Analyses Contradicted AR6, AR7, and AR8’s Valuation Disclosures

30. Following the 2008 global financial crisis, Apple REIT management received internal strategic planning analyses between late 2008 and 2011 that contradicted the REITs’ representations that $11.00 constituted the “fair market value” of the units in their Form S-3 and the “estimated market value” of the units in their Forms 10-K.

31. For example, in late 2008, an Apple REIT employee created a basic model for an executive officer estimating AR6, AR7, and AR8’s performance over a five year period. The model was linked directly to the accounting system, was updated regularly through at least mid-2011 and was distributed to certain members of management. Although the primary purpose of the model related to evaluating future cash flow performance, the model included an estimated market value section calculating the REITs’ enterprise, equity and per share values. The estimated market values of the AR6, AR7 and AR8 mostly showed per share values below $11.00. A different analysis performed by the same Apple REIT employee for an executive officer in August 2009 showed that, without substantial revenue and FFO9 increases, the per share values of AR6, AR7, and AR8 would be below $11.00.

32. In addition, starting in approximately mid-2009 through mid-2011, several third-party investment banks made presentations to Apple REIT management concerning potential strategic options for the Apple REITs. The estimated valuations included in these presentations varied and were not a static $11.00 per unit for AR6, AR7, and AR8 as represented in their Forms S-3 and Forms 10-K. Some of the per-unit valuations were below $11.00 for AR6 and most of the per unit valuation estimates were below $11.00 for AR7 and AR8.

AR6, AR7, and AR8’s Economic Performance Contradicted the Valuation Disclosures

33. AR6, AR7, and AR8’s operating performance following the 2008 global financial crisis also should have caused the Apple REITs to amend their disclosure of $11.00 as a “fair market value” and “estimated market value” of units. AR6, AR7, and AR8’s net incomes declined more than 40% in 2009 as compared to 2008, and remained below 2008 levels through at least December 31, 2012.

34. Further, given the up-front fees and ramp up periods10 for the properties, Apple REIT management knew that growth would be required to reach a fair market value of $11.00 per share, and further knew or should have known that the economic performance of the REITs between 2009 and at least 2011 fell short of that growth level.

35. AR6, AR7, and AR8 also increased their debt levels between 2008 and 2012. Increased debt levels may affect the Apple REITs’ valuations because any debt incurred by the

9 FFO, or Funds From Operations, is defined by the National Association of Real Estate Investment Trusts as net income (computed in accordance with GAAP), excluding gains/losses on sales of depreciable property, plus depreciation and amortization of real property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures.
10 “Ramp up period” is a term used by the REITs’ management to describe the 6 to 24-month period following initial property purchase or construction needed to position the property to reach the expected level of return through, for example, improved management or improved marketing.

REITs must eventually be repaid, thereby reducing the equity available for distribution to unitholders in connection with a liquidity event. AR6, AR7, and AR8 nonetheless never adjusted the $11.00 per unit valuation disclosures.

Failure to Implement Sufficient Processes or Procedures to Evaluate the Valuation Disclosures

36. Despite the representation in the Forms S-3 that the Apple REITs’ boards of directors would determine in good faith the fair market value of the DRIP units from time-to-time, the Apple REITs failed to develop or maintain sufficient procedures relating to the disclosure of the valuation of units sold in the DRIPs. The Apple REITs did not establish a valuation committee or valuation working group. Nor did they establish any formal or informal valuation guidelines or otherwise attempt to identify relevant factors for determining fair market value. Further, management did not provide the boards of directors with the contradictory internal valuations discussed in paragraph 31 or the contradictory third-party valuations for consideration in determining fair market value.

37. Consideration of the fair market value of the units for purposes of the DRIP was not included as a formal agenda item for board meetings. Although the directors periodically discussed the DRIP program during board meetings, a record of substantive discussion concerning DRIP prices at board meetings does not appear in meeting minutes until February 2012 even though the DRIP programs for AR6, AR7, and AR8 had been in place since 2006, 2007 and 2008, respectively. That discussion was recorded merely as: “There was ... a discussion concerning DRIP and redemption pricing. Those in attendance considered the price currently paid ($11 per unit) to be appropriate and would reconsider if at some point it is warranted.” Rather, the boards of directors operated under the theory that as long as there were DRIP sales, they did not need to reconsider the unit price.

C.	Undisclosed Related Party Transactions: Short-Term Transfers Between REITs to Meet Cash Needs and Commercial Loans Personally Guaranteed by Knight

38. Between 2008 and 2011, the Apple REITs, which were separate companies with separate unitholders and boards of directors at all relevant times, engaged in numerous undisclosed cash transfers between REITs to meet short-term cash needs and obtained certain commercial loans personally guaranteed by Knight, which were undisclosed. The Apple REITs executed most of these undisclosed related party transactions without following internal controls described in public filings, including a disclosed policy that such transactions would be approved by an affirmative vote of the independent directors. Further, although the boards of directors had adopted general borrowing resolutions for each of the REITs, the independent directors did not affirmatively approve the fact of the personal guarantee by Knight or the short-term transfers.

39. Item 7 of Form 10-K and Item 3 of Form 10-Q both require registrants to “identify and separately describe internal and external sources of liquidity” pursuant to Item 303 of Regulation S-K, which requires identification of “any known demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in the registrant’s liquidity increasing or decreasing in any material way.” Item 13 of Form 10-K and Item 7 of Schedule 14A both require registrants to describe “any transaction ... in which the registrant was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest,”11 and to disclose the “registrant’s policies and procedures for the review, approval, or ratification” of such related party transactions pursuant to Item 404 Regulation S-K. Accounting Standards Codification Topic 850-10 (hereinafter “ASC 850-10”), Related Party Disclosures,12 requires the disclosure of material related party transactions in the financial statements, even if no or nominal amounts were ascribed thereto.13 Additionally, the Commission issued a statement in January 2002 providing that registrants should include a discussion of material related party transactions in their Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”).

Undisclosed Cash Transfers Between REITs To Meet Short-Term Cash Needs

40. As part of their business model, the Apple REITs historically have maintained little cash on hand, relying on cash flows from operations and, as necessary, credit facilities. On approximately 25 occasions between 2008 and 2011, rather than obtaining additional commercial credit or attempting to obtain funds from the third-party management companies contained in the operating bank accounts of hotels, Peery, in consultation with other members of management, effectuated or authorized undisclosed, short-term cash transfers between REITs – which are separate companies with separate unitholders – to meet short-term cash needs. The transfers at issue ranged between $25,000 and $20 million.14 The “borrowing” REIT typically repaid the transfer within a few days, and used the assets in connection with property acquisitions, redemptions and distributions, and to cover clearing checks and debt. The Apple REITs’ records lacked sufficient detail to determine the business purpose of certain of the transfers.

41. The Apple REITs recorded the transfers between the separate companies in intercompany accounts as opposed to as payables and receivables, and, except for one of the largest transfers, did not execute loan documentation or, except for the two largest transfers, did not charge interest. In addition, the Apple REITs failed to record four of the transfers in their general ledgers. The Apple REITs also failed to disclose as a source of liquidity pursuant to Item 303 that they adopted a cash management policy in 2011 providing for transfers up to $1 million between REITs to cover, among other things, “unanticipated cash need[s].”

11 The Instructions to Item 404(a) define “related person” to include any director or executive officer of the registrant. Transaction is defined to include “any financial transactions, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.” Under Item 404(a), a related person’s indirect material interest in a firm, corporation, or other entity engaging in a transaction with the registrant may require disclosure of certain details concerning the transaction.
12 ASC 850-10 formerly was Statement of Financial Accounting Standards (“SFAS”) No. 57 prior to the September 2009 codification.
13 ASC 850-10 defines affiliates as related parties, and provides that similar related party transactions may be aggregated by type. Affiliate is defined as “[a] party that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with an entity.” Related Party is defined to include “[o]ther parties that can significantly influence the management or operating policies of the transacting parties....”
14 The $20 million transfer, which was largest of the undisclosed transfers at issue, involved a situation in which AR8 purchased a $100 million Certificate of Deposit (“CD”), but subsequently identified properties for acquisition. The closing date for some of the properties was scheduled before the maturity of the CD. Rather than seeking an early withdrawal from AR8’s CD, Peery, in consultation with others in management, transferred $20 million from AR9 to AR8, which AR8 repaid with interest in the amount matching that earned in the CD approximately one month later.

42. The majority of the transactions at issue exceeded the $120,000 Item 404 disclosure threshold, even before aggregating similar transactions.15 Further, the practice of making periodic short-term transfers between the REITs to meet cash needs was material due to qualitative factors and required to be disclosed because it facilitated their business practice of maintaining little cash on hand during the relevant period. For example, the related party nature of the relationship between the REITs was important to this cash management tool because common management controlled all the relevant bank accounts and could make book transfers between REITs following which the transferred funds were immediately available for use. Additionally, unlike in connection with borrowing on commercial credit lines, no advance notice was needed to execute transfers between REITs. However, Peery treated these transactions as immaterial for disclosure purposes because, among other reasons, they typically were repaid within a few days.

Undisclosed Loans Personally Guaranteed by Knight

43. Between 2009 and 2010, Knight personally guaranteed, and provided personal assets as collateral for, four short-term commercial loans and lines of credit to AR6 and AR7: $10 million in July 2009 to AR6; $2 million in April 2010 to AR6; $2 million in April 2010 to AR7; and $9 million in July 2010 to AR7. With the exception of the $9 million loan to AR7, neither the loans nor the personal guarantees were disclosed to unitholders as required by ASC 850-10 and Items 303 and 404 of Regulation S-K. Although the $9 million loan was disclosed, Knight’s personal guarantee was not disclosed. Peery and others were aware of these loans.

44. AR6 and AR7 obtained these personally guaranteed loans and lines of credit in part to fund redemption payments during periods when the Apple REITs had borrowed the maximum available on their existing lines of credit. Knight received no compensation or other benefit in exchange for his personal guarantee.

The Short-Term Transfers and Personally Guaranteed Loans at Issue Contradicted Internal Controls and Affirmative Disclosures to Unitholders

45. The undisclosed short-term cash transfers between REITs and the undisclosed personally guaranteed loans, contradicted several affirmative disclosures and internal controls set forth in the Apple REITs’ public disclosures.

46. The Forms S-11 represented that it was the Apple REITs’ policy not to “sell, transfer or lend assets or property to any of [their] affiliates” nor to “purchase, borrow, or otherwise acquire assets or property from any of [their] affiliates” unless the transactions were approved by an affirmative vote of the majority of independent directors. The Apple REITs’ bylaws, which are exhibits to numerous public filings, contained similar language.16 Although the

15 The Apple REITs amended their Form 10-K disclosures for the fiscal year ended December 31, 2010 to include that “the individual companies may make payments for any or all of the related companies” in order “[t]o efficiently manage cash disbursements” and that “[t]he amounts due to or from the related individual companies are reimbursed or collected and are not significant in amount.” However, these amended disclosures failed to accurately characterize the nature, frequency and purpose of the transfers between REITs. Additionally, some of the 2010 cash transfers exceeded Item 404’s $120,000 disclosure threshold, even before aggregating similar transactions.
16 AR8 and AR9’s Forms S-11 also represented that a majority of disinterested directors would approve any material agreement or arrangement between, or transactions involving the Apple REITs and their affiliates, and that the officers, directors and employees were required to report to the board related party transactions where the amount exceeded $120,000.

boards of directors had adopted general borrowing resolutions for each REIT, management failed to seek the affirmative approval of the independent directors for all but one of the undisclosed short-term transfers and personally guaranteed loans at issue.

47. Some of the undisclosed transfers between REITs also were inconsistent with representations to unitholders concerning the use of proceeds. Neither the Forms S-11 nor the Forms S-3, which specifically set forth the use of proceeds, disclosed the possibility that a REIT might use investor assets to make loans to affiliates.17 The Forms S-11 also represented that “[t]he proceeds of [the] offering [would] be received and held in trust for the benefit of the investors in compliance with applicable securities laws, to be used only for the purposes set forth in [the] prospectus.” Additionally, the Forms S-11 stated that the Apple REITs “expect[ed] borrowings to come from third party, non-affiliated lenders,” and that they had “no current plan or intention to make loans to other persons or entities.” 18

48. The advisory agreements provided that either the REITs paid directly or the advisers paid and sought reimbursement for certain enumerated expenses on behalf of the Apple REITs, such as distributions to unitholders, interest expense, and all costs of personnel. The advisory agreements also required the advisers to prepare statements documenting any such reimbursable expenses within 45 days and required the Apple REITs to reimburse the advisers within 60 days after the end of the quarter. Here, rather than following the procedures outlined in the advisory agreements, Peery authorized and/or transferred funds directly between the Apple REITs in varying amounts and at varying intervals as cash needs arose. In addition, notwithstanding their actual cash management practices, AR6, AR7, AR8, AR9 misrepresented that the expense reimbursements flowed from the Apple REITs to their advisers consistent with the advisory agreements in their Forms 10-K for 2008 and 2009 and in their proxies filed in 2008, 2009, and 2010.19

D.	Undisclosed Compensation Arrangements

49. AR6, AR7, AR8 and AR9 failed to disclose material compensation arrangements in their Forms 10-K for 2008, 2009, and 2010, and in their Schedule 14A proxy statements, including those filed in April 2011 in which they solicited nonbinding advisory votes approving executive compensation (i.e., “say-on-pay” votes).

17 The Forms S-11 represented that the proceeds of the offering would be used to pay organization expenses, to repay any outstanding balance on the Apple REITs’ lines of credit, to pay expenses and fees of selling the units, to invest in properties, to pay expenses associated with acquisition properties, and to establish a working capital reserve. The Form S-3 registration statements provided that the REITs expected to use the proceeds from DRIP sales for general corporate purposes which may include redeeming units, enhancing properties, satisfying financing obligations and other expenses, increasing working capital, funding various corporate operations, and acquiring hotels or other properties.
18 The Forms S-11 represented that the unitholders were entitled to rely on the fiduciary duties of the advisers and similar duties of officers to provide substantial protection for unitholders’ interests.
19 The Apple REITs Form 10-K disclosures continued to be materially misleading in 2010 and 2011 because they state that expenses were reimbursed by the advisers to AR6 (as the owner of AFM) or paid directly to AR6 on behalf of the advisers when they knew or should have known that the payments were always made directly between REITs.

50. Item 11 of Form 10-K and Item 8 of Schedule 14A20 both require that registrants furnish the information required by Item 402 of Regulation S-K, including “clear, concise and understandable disclosure of all plan and non-plan compensation awarded to, earned by, or paid to the named executive officers ... by any person for all services rendered in all capacities to the registrant and its subsidiaries,” including compensation involving “transactions between the registrant and a third party where a purpose of the transaction is to furnish compensation to any such named executive officer or director....”

Failure to Disclose Payments from the Advisers to the Apple REITs’ Officers

51. Knight, the 100% owner of the advisers to the Apple REITs, entered into written agreements with four executive officers, including Peery (as to A8A and A9A only) to share profits earned by the advisers. Although the supplemental compensation was paid from the assets of the advisers, and although the Apple REITs disclosed the advisory fees from which the payments to executive officers were made, they failed to disclose the profit-sharing agreement in their Forms 10-K for the fiscal years ended December 31, 2008, 2009, and 2010, or in the proxy statements incorporated by reference therein, thereby materially understating the compensation paid to executive officers.

52. The total amount of undisclosed compensation paid by the advisers exceeded the disclosed compensation for executive officers by between $85,375 and $1.197 million per REIT as presented in the compensation tables in the fiscal years ended December 31, 2008, 2009, and 2010.

	A6		AR7		AR8		AR9
	Disclosed Compensation Paid by the Apple REITs	Undisclosed Supplemental Compensation Paid by the Advisors	Disclosed Compensation Paid by the Apple REITs	Undisclosed Supplemental Compensation Paid by the Advisers	Disclosed Compensation Paid by the Apple REITs	Undisclosed Supplemental Compensation Paid by the Advisers	Disclosed Compensation Paid by the Apple REITs	Undisclosed Supplemental Compensation Paid by the Advisers
2008	$368,611	$1,197,306	$368,611	$732,249	$368,611	$478,622	$368,611	$85,375
2009	$476,271	$720,657	$476,271	$493,074	$476,271	$510,397	$476,271	$360,868
2010	$468,127	$721,866	$468,127	$488,942	$468,127	$517,407	$468,127	$744,882

Failure to Disclose the Sale of Benefits Relating to B Shares from the CEO to Executive Officers of the Apple REITs

53. AR6, AR7, AR8, and AR9 failed to disclose in the Forms 10-K and Schedule 14A proxy statements as required by Item 402 of Regulation S-K that Knight sold the economic benefits relating to nearly 30% of his Series B convertible preferred shares (“B shares”) in AR6, AR7, AR8, and AR9 to certain officers of the Apple REITs, including Peery, to supplement the compensation paid to those officers.

54. Depending on its size, each REIT issued between 240,000 and 480,000 B shares to Knight in his capacity as founder at $0.10 per share. The B shares are convertible into common

20 Schedule 14A’s requirement to disclose the information required by Item 402 and Item 404 of Regulation S-K applies if action is to be taken with respect to, among other things, election of directors, which was the case in all the Apple REITs’ relevant Schedule 14A filings.

shares upon the occurrence of certain events such as a sale or transfer of substantially all of the REIT’s assets, or a listing on any securities exchange.

55. The executive officers paid $0.10 per share to Knight for the economic benefits associated with the B shares transferred to them. The interest in the B shares represented compensation for work done for the REITs and their advisers that should have been disclosed.

56. Knight’s sale of benefits relating to the B shares also was inconsistent with affirmative disclosures in each of the Apple REITs’ Schedule 14A proxy statements that Knight was the 100% owner of those shares, and disclosures in the Forms 10-K that all of the B shares were issued to Knight.

Misstatements and Omissions in the Apple REITs’ Compensation Discussion and Analysis Section of their Proxy Statements

57. Given the fact of undisclosed compensation described above, the Apple REITs also misstated or omitted material information required by Item 402(b) of Regulation S-K from the Compensation Discussion and Analysis section of their proxy statements filed in 2009, 2010, and 2011. Item 402(b) requires a discussion of “all material elements of the registrant’s compensation of the executive officers” including information concerning the registrant’s compensation objectives and rationale.

58. The Apple REITs represented to unitholders, without disclosing the payments to executive officers by the advisers or the B Share sales, that the base salaries and bonuses for the executive officers are “designed to be competitive with comparable employers” and that the REITs believe that a “simplistic approach to compensation better matches the objectives of all stakeholders.” They also represented that their executive officer compensation targets were developed “using comparisons to compensation paid by other public hospitality REITs” and that the targets were set “sufficiently high to attract and retain a strong and motivated leadership team, but not so high that it creates a negative perception with ... other stakeholders.”

E.	Failure to Timely File Forms 3 and Forms 4

59. The directors and executive officers of the Apple REITs were subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires the filing of beneficial ownership forms with the Commission. Section 16(a) and Rule 16a-3 of the Exchange Act require directors and officers to file initial reports of ownership on Form 3 and changes of ownership on Form 4 with the Commission.21 During the relevant period, Glade Knight failed to timely file one Form 3 and one Form 4 related to AR9. Bryan Peery failed to timely file one Form 3 relating to AR9.

21 Section 16(a)(2) requires that a reporting person of an issuer that is registering securities for the first time under Section 12 of the Exchange Act must file Form 3 no later than the effective date of the registration statement. Once the initial report is filed, any changes in holdings must be reported on Form 4 within two business days of the change.

60. In addition, Item 10 of Form 10-K and Item 7 of Schedule 14A both require disclosure of the information required by Item 405 of Regulation S-K, including any reporting violations by insiders in a clearly marked section, the number of late reports, the number of transactions not reported on a timely basis, and any known failure to file a required Form. Item 405 explicitly states that a known failure to file includes a failure to file a Form 3, which is required of all reporting persons. AR6, AR7, AR8 and AR9 misrepresented in their proxy statements until April 2011 that the Apple REITs’ executive officers had filed reports with the Commission with respect to their initial ownership of common shares and that the REITs believed that each of its officers complied with any applicable filing requirements.

VIOLATIONS

61. In the offer or sale of securities, Section 17(a)(2) of the Securities Act makes it unlawful “to obtain money or property by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;” and Section 17(a)(3) proscribes “any transaction, practice, or course of business which operates or would operate as a fraud or deceit on the purchaser.” Violations of Sections 17(a)(2) and 17(a)(3) may be established by a showing of negligence.

62. Section 13(a) of the Exchange Act requires issuers that have securities registered pursuant to Section 12 of the Exchange Act to file such periodic and other reports as the Commission may prescribe and in conformity with such rules as the Commission may promulgate. Exchange Act Rules 13a-1and 13a-13 require the filing of annual and quarterly reports, respectively. In addition to the information expressly required to be included in such reports, Rule 12b-20 under the Exchange Act requires issuers to add such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading. A violation of the reporting provisions is established if a report is shown to contain materially false or misleading information. No showing of scienter is necessary to establish a violation of Section 13(a).

63. Section 13(b)(2)(A) of the Exchange Act requires issuers to “make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer.” Section 13(b)(2)(B) of the Exchange Act requires issuers to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that, among other things, transactions are executed in accordance with management’s general or specific authorization and that transactions are recorded to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets. No showing of scienter is required to establish a violation of Section 13(b)(2)(A) or Section 13(b)(2)(B).

64. Exchange Act Rule 13a-14, among other things, requires principal executive officers and principal financial officers to certify in quarterly and annual reports filed under Section 13(a) of the Exchange Act certain information in the form set forth in Item 601(b)(31)(i) of Regulation S-K, including, inter alia, that they have reviewed the reports, that they are responsible for designing and maintaining certain controls, and that they have designed or caused the design of such controls.

65. Section 14(a) of the Exchange Act requires registrants that solicit any proxy or consent or authorization in connection with any security registered pursuant to Section 12 of the Exchange Act (other than an exempted security) to comply with such rules as the Commission may promulgate. Exchange Act Rule 14a-9 prohibits the use of proxy statements containing materially false or misleading statements or materially misleading omissions. No showing of scienter is required to establish a violation of Section 14(a) of the Exchange Act and Rule14a-9 thereunder.

66. Section 16(a) of the Exchange Act and Rule 16a-3 thereunder require, inter alia, timely and accurate filing of Forms 3 and Forms 4 with the Commission.

67. By engaging in the conduct described above relating to valuation, AR6, AR7, and AR8 violated Section 17(a)(2) and Section 17(a)(3) of the Securities Act.

68. By engaging in the conduct described above, AR6, AR7, AR8, and AR9 violated Sections 13(a), 13(b)(2)(A), 13(b)(2)(B), and 14(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13, and 14a-9 thereunder.

69. By engaging in the conduct described above, Knight and Peery each caused AR6, AR7, AR8 and AR9’s violations of Sections 13(a), 13(b)(2)(A), 13(b)(2)(B), 14(a) of the Exchange Act and Exchange Act Rules 12b-20, 13a-1, 13a-13, and 14a-9 thereunder, and Knight and Peery each violated Section 16(a) of the Exchange Act and Exchange Act Rules 13a-14 and 16a-3.

70. By engaging in the conduct described above, A6A, A7A, A8A, and A9A caused, respectively, AR6, AR7, AR8, and AR9’s violations of Sections 13(a), 13(b)(2)(A), 13(b)(2)(B), and 14(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13, and 14a-9 thereunder.

UNDERTAKINGS

Respondents AR7, AR8, AR9,22 and their successors, have undertaken to:

71. AR7, AR8, and AR9, and/or their successors, each will maintain a Disclosure Committee that will be responsible for oversight of disclosures made to their respective securities holders in order to ensure accurate, complete, and timely disclosure of all matters requiring disclosure. The Disclosure Committee will be chaired by an independent director, and will consist of at least three members and outside counsel. The Disclosure Committee shall meet no less than quarterly to review the companies’ disclosure of financial statements, results of operations, and other matters required by the federal securities laws, and shall require all officers and directors to submit annual Officer/Director Questionnaires.

22 The undertakings required by this Order are not applicable to AR6 due to AR6’s May 2013 merger with an unrelated entity. According to a Form 15 terminating the registration of shares under Section 12(g) of the Exchange Act filed with the Commission on May 14, 2013, AR6 merged into an unrelated entity on May 14, 2013, at which time the separate corporate existence of AR6 ended.

72. Should AR7, AR8, and AR9, and/or their successors re-establish their DRIPs, AR7, AR8, and AR9, and/or their successors, will hire an Independent Consultant, not unacceptable to the staff of the Commission, to address the determination of fair market value for purposes of their Form S-3 DRIP registration statements, including advising on setting the price for sales thereunder, and other public disclosures. Should AR7, AR8, and AR9, and/or their successors, re-establish their DRIPs, AR7, AR8, and AR9, and/or their successors, will maintain a Valuation Committee comprised of independent board members that will be responsible for the oversight of all valuation issues relating to their respective REITs. Each of the Valuation Committees will establish and maintain written policies and procedures relating to valuation of the Apple REITs, and will consult with third-party valuation services and/or experts concerning their valuations policies, procedures, and methodologies.

73. The independent members of the Boards of Directors of AR7, AR8, and AR9, or their successors, will have separate counsel and will meet no less than quarterly outside the presence of senior management.

74. AR7, AR8, and AR9, and/or their successors, will hire an Independent Consultant, not unacceptable to the staff of the Commission, to evaluate and address: (1) policies, procedures, and internal controls relating to appropriate oversight by the respective Boards of Directors; (2) policies, procedures and internal controls relating to related party transactions; (3) policies, procedures and internal controls relating to executive compensation; (4) policies, procedures, and internal controls relating to public disclosure, including compliance with applicable disclosure requirements; and (5) policies, procedures, and internal controls relating to the oversight of external advisers, to the extent utilized, including, but not limited to, evaluation of compliance with the advisory agreements and evaluation of adviser performance. The Independent Consultant will review each of the Apple REIT’s internal accounting, internal controls relating to record-keeping, and regulatory and compliance functions, including, but not limited to, compliance with all of the provisions found to have been violated by this Order.

75. Management shall provide the Audit Committee or other subcommittee of independent directors of AR7, AR8, and AR9, and/or their successors, on a quarterly basis a list of all related party transactions, including, but not limited to, transactions, directly or indirectly, between or among the separate REITs, the advisers, members of management, board members, or other related parties. The Audit Committee or other subcommittee of independent directors of AR7, AR8, and AR9, and/or their successors, each will undertake to develop and implement written internal policies and controls concerning related party transactions, including that all related party transactions be recorded on a monthly and quarterly basis in sufficient detail to permit the determination of their business purpose, and that the CFO of each of AR7, AR8, and AR9, and/or their successors, be designated to ensure compliance with the related party transactions policy and to certify compliance on a quarterly basis.

76. AR7, AR8, AR9, and/or their successors, will require the Independent Consultants to enter into an agreement that provides that for the period of engagement and for a period of two years from completion of the engagement, the Independent Consultants shall not enter into any employment, consultant, attorney-client, auditing or other professional relationship with AR7, AR8, AR9, or their successors, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity. The agreement will also provide that the Independent Consultant will require that any firm with which he/she is affiliated or of which he/she is a member, and any person engaged to assist the Independent Consultants in performance of his/her duties under this Order shall not, without prior written consent of the Commission staff, enter into any employment, consultant, attorney-client, auditing or other professional relationship with AR7, AR8, AR9, or their successors, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such for the period of the engagement and for a period of two years after the engagement.

77. AR7, AR8, AR9, and/or their successors, will certify, in writing, compliance with the undertaking(s) set forth above. The certification shall identify the undertaking(s), provide written evidence of compliance in the form of a narrative, and be supported by exhibits sufficient to demonstrate compliance. The Commission staff may make reasonable requests for further evidence of compliance, and Respondents agree to provide such evidence. The certification and supporting material shall be submitted to Douglas McAllister, Assistant Director, Division of Enforcement, Securities and Exchange Commission, 100 F St., NE, Washington, DC 20549-6561, with a copy to the Office of Chief Counsel of the Enforcement Division, no later than sixty (60) days from the date of the completion of the undertakings.

IV.

In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondents’ Offers.

Accordingly, it is hereby ORDERED that:

A. Pursuant to Section 8A of the Securities Act and Section 21C of the Exchange Act, Respondents Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Eight, Inc. cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act and Sections 13(a), 13(b)(2)(A), 13(b)(2)(B), and 14(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13, and 14a-9 thereunder.

B. Pursuant to Section 21C of the Exchange Act, Respondent Apple REIT Nine, Inc., cease and desist from committing or causing any violations and any future violations of Sections 13(a), 13(b)(2)(A), 13(b)(2)(B), and 14(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13, and 14a-9 thereunder.

C. Pursuant to Section 21C of the Exchange Act, Respondents Apple Six Advisors, Inc., Apple Seven Advisors, Inc., Apple Eight Advisors, Inc., and Apple Nine Advisors, Inc. cease and desist from committing or causing any violations and any future violations of Sections 13(a), 13(b)(2)(A), 13(b)(2)(B), and 14(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13, and 14a-9 thereunder.

D. Pursuant to Section 21C of the Exchange Act, Respondents Glade M. Knight and Bryan F. Peery, cease and desist from committing or causing any violations and any future violations of Sections 13(a), 13(b)(2)(A), 13(b)(2)(B), 14(a), and 16(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13, 13a-14, 14a-9, and 16a-3 thereunder.

E. Respondents shall comply with the undertakings enumerated in Sections 71-77 above.

F. Respondent Apple Six Advisors, Inc. shall, within 10 days of the entry of this Order, pay a civil money penalty in the amount of $437,500 to the United States Treasury. If timely payment is not made, additional interest shall accrue pursuant to 31 U.S.C. 3717. Payment must be made in one of the following ways:
(1)           Respondents may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or
(2)           Respondents may pay by certified check, bank cashier’s check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

Enterprise Services Center
Accounts Receivable Branch
HQ Bldg., Room 181, AMZ-341
6500 South MacArthur Boulevard
Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying Apple Six Advisors, Inc. as a Respondent in these proceedings, and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to Gerald Hodgkins, Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F St., NE, Washington, DC 20549-6010.

G. Respondent Apple Seven Advisors, Inc. shall, within 10 days of the entry of this Order, pay a civil money penalty in the amount of $375,000 to the United States Treasury. If timely payment is not made, additional interest shall accrue pursuant to 31 U.S.C. 3717. Payment must be made in one of the following ways:
(1)           Respondents may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or
(2)           Respondents may pay by certified check, bank cashier’s check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

Enterprise Services Center
Accounts Receivable Branch
HQ Bldg., Room 181, AMZ-341
6500 South MacArthur Boulevard
Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying Apple Seven Advisors, Inc. as a Respondent in these proceedings, and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to Gerald Hodgkins,

Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F St., NE, Washington, DC 20549-6010.

H. Respondent Apple Eight Advisors, Inc. shall, within 10 days of the entry of this Order, pay a civil money penalty in the amount of $437,500 to the United States Treasury. If timely payment is not made, additional interest shall accrue pursuant to 31 U.S.C. 3717. Payment must be made in one of the following ways:
(1)           Respondents may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or
(2)           Respondents may pay by certified check, bank cashier’s check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

Enterprise Services Center
Accounts Receivable Branch
HQ Bldg., Room 181, AMZ-341
6500 South MacArthur Boulevard
Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying Apple Eight Advisors, Inc. as a Respondent in these proceedings, and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to Gerald Hodgkins, Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F St., NE, Washington, DC 20549-6010.

I. Respondent Apple Nine Advisors, Inc. shall, within 10 days of the entry of this Order, pay a civil money penalty in the amount of $250,000 to the United States Treasury. If timely payment is not made, additional interest shall accrue pursuant to 31 U.S.C. 3717. Payment must be made in one of the following ways:
(1)           Respondents may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or
(2)           Respondents may pay by certified check, bank cashier’s check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

Enterprise Services Center
Accounts Receivable Branch
HQ Bldg., Room 181, AMZ-341
6500 South MacArthur Boulevard
Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying Apple Nine Advisors, Inc. as a Respondent in these proceedings, and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to Gerald Hodgkins, Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F St., NE, Washington, DC 20549-6010.

J. Respondent Glade M. Knight shall, within 10 days of the entry of this Order, pay a civil money penalty in the amount of $125,000 to the United States Treasury. If timely payment is not made, additional interest shall accrue pursuant to 31 U.S.C. 3717. Payment must be made in one of the following ways:
(1)           Respondents may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or
(2)           Respondents may pay by certified check, bank cashier’s check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

Enterprise Services Center
Accounts Receivable Branch
HQ Bldg., Room 181, AMZ-341
6500 South MacArthur Boulevard
Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying Glade M. Knight as a Respondent in these proceedings, and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to Gerald Hodgkins, Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F St., NE, Washington, DC 20549-6010.

K. Respondent Bryan F. Peery shall, within 10 days of the entry of this Order, pay a civil money penalty in the amount of $50,000 to the United States Treasury. If timely payment is not made, additional interest shall accrue pursuant to 31 U.S.C. 3717. Payment must be made in one of the following ways:
(1)           Respondents may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or
(2)           Respondents may pay by certified check, bank cashier’s check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

Enterprise Services Center
Accounts Receivable Branch
HQ Bldg., Room 181, AMZ-341
6500 South MacArthur Boulevard
Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying Bryan F. Peery as a Respondent in these proceedings, and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to Gerald Hodgkins, Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F St., NE, Washington, DC 20549-6010.

By the Commission.

Elizabeth M. Murphy
Secretary